FOR IMMEDIATE RELEASE

Contact:    Julie Blake
            Marenghi PR
            (781) 915-5014
            jblake@marenghi.com

           Sento Corporation Bolsters Management Team with Addition of
                     New Vice President of Human Resources

             Tam Bevan to Spearhead the Company's Efforts to Attract
                        and Retain a Talented Workforce

Salt Lake City, UT - September 12, 2005 - Sento Corporation (Nasdaq: SNTO), a right- channeling solutions leader, announced today that it has named Tam Bevan as the company's new vice president of human resources. Ms. Bevan joins the management team with responsibility for overseeing all human resource efforts for the organization, with the main goal of managing the continuing growth of Sento's diverse workforce.

With over 15 years of human resources experience, Ms. Bevan brings a wealth of both domestic and international experience to her position at Sento. In her role, Ms. Bevan will be responsible for managing and developing the human resources infrastructure for Sento, which is experiencing rapid growth across the United States and in Europe. Ms. Bevan will be charged with addressing Sento's short-term and long-term needs in the areas of hiring and retention, as well as developing human resources programs, policies and strategies to support growth plans on an international basis.

Most recently, as Human Resources Director for the Layton Companies, a holding company with four operating companies doing business throughout the United States, Ms. Bevan oversaw the human resources group, including recruiting, staff development and compliance issues. During the 2002 Salt Lake Olympics, she was the regional human resources director and a member of the HR management group tasked with overseeing all aspects of the 2002 Olympic Games' HR operations. This included recruiting, training and hiring, while simultaneously developing and planning the exit strategy, for 3,000 employees and 30,000 volunteers.

"We are extremely pleased to have Ms. Bevan join the Sento team," said Patrick O'Neal, president and chief executive officer for Sento. "Her extensive background working in fast-paced, growing environments is a great fit for Sento and for what we aim to accomplish in the next few years. Having Ms. Bevan on the management team emphasizes our commitment to assembling the right management team that will improve upon our already impressive 6.5 million live customer interactions per year. We are looking for Ms. Bevan to broaden our recruiting outreach and incorporate new and dynamic programs into our corporate culture."

"As Vice President of Human Resources for Sento, I am looking forward to working with a company whose executives have the vision, experience and ability to realize the substantial potential of this company," said Tam Bevan. "I am excited to share my expertise and help the company attract talented employees and realize its growth objectives."

About Sento Corporation
-----------------------
Sento Corporation (www.sento.com) specializes in Right Channeling, a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer Choice PlatformSM, we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including Overstock.com, McAfee, Philips, Thomson, AON Warranty Group, and Logitech.

Forward Looking Statements
--------------------------
Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company; variations in market and economic conditions; the effect on the Company's earnings of the repricing of options; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute new and existing client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB, as amended.

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